UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2008

FEDERAL HOME LOAN MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	000-53330	52-0904874

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 23, 2008, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) announced that the Federal Housing Finance Agency (“FHFA”), as Conservator of Freddie Mac, has appointed the following directors to Freddie Mac’s Board of Directors (the “Board”), effective as of December 18, 2008: Barbara T. Alexander; Linda B. Bammann; Carolyn H. Byrd; Robert R. Glauber; Laurence E. Hirsch; Christopher S. Lynch; David M. Moffett; Nicolas P. Retsinas; Eugene B. Shanks, Jr.; and Anthony A. Williams. These individuals are referred to below as the new directors. Mr. Moffett is Freddie Mac’s Chief Executive Officer.
As a result of these appointments, the company’s Board currently consists of 11 members: non-executive Chairman John A. Koskinen (appointed by the Conservator on September 16, 2008); three directors who were on the Board prior to FHFA’s appointment as Conservator on September 6, 2008 (Barbara T. Alexander, Robert R. Glauber and Nicolas P. Retsinas); and seven directors new to the Board of Freddie Mac.
The following is a brief biographical description of each of the directors:
•	Barbara T. Alexander initially joined the Board in 2004. Ms. Alexander has been an independent consultant since January 2004. Prior to that, she was a Senior Advisor to UBS Warburg LLC and predecessor firms from October 1999 to January 2004 and Managing Director of the North American Construction and Furnishings Group in the Corporate Finance Department of UBS from 1992 to October 1999. From 1987 to 1992, Ms. Alexander was a Managing Director in the Corporate Finance Department of Salomon Brothers Inc. From 1972 to 1987, she held various positions at Salomon Brothers, Smith Barney, Investors Diversified Services, and Wachovia Bank and Trust Company. Ms. Alexander is a member of the board of directors of Centex Corporation, where she is the Chair of the Governance and Nominating Committee, and Qualcomm Incorporated, where she is a member of the Audit Committee and the Governance Committee. She also is an Executive Fellow at the Joint Center for Housing Studies at Harvard University, where Mr. Retsinas is the Director.

•	Linda B. Bammann was Executive Vice President, Deputy Chief Risk Officer for JPMorgan Chase & Co. from July 2004 until her retirement in January 2005. Prior to that, Ms. Bammann held several positions with Bank One Corporation beginning in 2000, including Executive Vice President and Chief Risk Management Officer from 2001 until its acquisition by JPMorgan Chase & Co. in July 2004. Ms. Bammann was also a member of Bank One’s executive planning group. From 1992 to 2000, Ms. Bammann was a Managing Director with UBS Warburg LLC and predecessor firms. Ms. Bammann was a board member of the Risk Management Association, and chairperson of the Loan Syndications and Trading Association.

•	Carolyn H. Byrd has been Chairman and Chief Executive Officer of GlobalTech Financial, LLC, a financial services company she formed, since 2000. From 1997 to 2000, Ms. Byrd was President of Coca-Cola Financial Corporation. From 1977 to 1997, Ms. Byrd held a variety of domestic and international positions with The Coca-Cola Company, including Chief of Internal Audits and Director of the Corporate Auditing Department. Ms. Byrd also is a director of AFC Enterprises, Inc., where she is the Chair of the Audit Committee and a member of the People Services (Compensation) Committee, and a director of Circuit City Stores, Inc., where she is a member of the Audit Committee. Ms. Byrd is also a member of the Board of Trustees of Fisk University.

•	Robert R. Glauber initially joined the Board in 2006. Mr. Glauber is a Lecturer at Harvard’s Kennedy School of Government and a visiting professor at the Harvard Law School. Prior to that, he served as Chairman and Chief Executive Officer of the National Association of Securities Dealers (“NASD”) from September 2001 to September 2006, after becoming NASD’s CEO and President in November 2000 and a member of NASD’s board in 1996. Prior to becoming an officer at NASD, he was a Lecturer at the Kennedy School from 1992 until 2000, Under Secretary of the Treasury for Finance from 1989 to 1992 and, previous to that, a Professor of Finance at the Harvard Business School. Mr. Glauber served as Executive Director of the Task Force appointed by President Reagan to report on the 1987 stock market break (“Brady Commission”). He has served on the board of the Federal Reserve Bank of Boston, a number of Dreyfus mutual funds, the Investment Company Institute, and as president of the Boston Economic Club. Mr. Glauber also is a director of Moody’s Corporation, where he is a member of the Audit Committee and the Governance and Compensation Committee; a trustee of the International Accounting Standards Committee Foundation; and lead director of XL Capital Ltd., where he is a member of the Compensation Committee, the Governance Committee and the Finance Committee. Mr. Glauber has been a Senior Advisor at Peter J. Solomon Co., an investment bank, since November 2006.

•	Laurence E. Hirsch has been Chairman of Highlander Partners, L.P., a private equity firm, since April 2004. Mr. Hirsch was Chief Executive Officer of Centex Corporation, a large homebuilder, from 1988 until his retirement in March 2004 and its Chairman from 1991 until March 2004. Mr. Hirsch also is the Chairman of Eagle Materials Inc., where he is also Chairman of the Executive Committee, and a director of A. H. Belo Corporation, where he is a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In addition, Mr. Hirsch is Chairman of the Center for European Policy Analysis in Washington, D.C.

•	John A. Koskinen has served as non-executive Chairman of Freddie Mac since September 2008. Previously he was President of the United States Soccer Foundation for four years, deputy mayor and city administrator of Washington, D.C. from 2000 to 2003, assistant to the president and chair of the President’s Council on Year 2000 Conversion from 1998 to 2000 and deputy director for management of the Office of Management and Budget from 1994 to 1997. Prior to his government service, Mr. Koskinen worked as a senior executive of The Palmieri Company, including serving as President and Chief Executive Officer, participating in the restructuring of a range of large, troubled enterprises including the Penn Central, the Teamsters Pension Fund, Levitt and Sons, Inc. and Mutual Benefit. Mr. Koskinen also is a director of The AES Corporation, American Capital, Ltd., and the non-profit D.C. Education Compact.

•	Christopher S. Lynch is an independent consultant providing a variety of services to financial intermediaries, including risk management, strategy, governance, financial and regulatory reporting and troubled-asset management. Prior to retiring from KPMG LLP in May 2007, Mr. Lynch held a variety of leadership positions at KPMG, including National Partner in Charge – Financial Services, the U.S. firm’s largest industry division. Mr. Lynch chaired KPMG’s Americas Financial Services Leadership team, was a member of the Global Financial Services Leadership and the U.S. Industries Leadership teams and led the Banking & Finance practice. Mr. Lynch also served as a partner in KPMG’s Department of Professional Practice and as a Practice Fellow at the Financial Accounting Standards Board. Mr. Lynch was the lead and audit signing partner for some of KPMG’s largest financial services clients.

•	David M. Moffett joined Freddie Mac as Chief Executive Officer in September 2008. Mr. Moffett retired as Vice Chairman and Chief Financial Officer of U.S. Bancorp in February 2007, having served the company and its predecessor firms in this capacity since 1993. Since his retirement from U.S. Bancorp, Mr. Moffett served as a senior advisor at The Carlyle Group from August 2007 until September 2008. Prior to joining U.S. Bancorp, Mr. Moffett was a Senior Vice President and Assistant Treasurer in Corporate Treasury at BankAmerica Corporation. Mr. Moffett joined BankAmerica in 1992 as a result of the merger with Los Angeles-based Security Pacific Corporation where he served as Senior Vice President and Director of Corporate Treasury. Previously, Mr. Moffett was chairman of the CFO Council of the Financial Services Roundtable; a financial services industry advisor of Standard & Poor’s Rating Service; a financial services industry advisor of Moody’s Rating Service; and a member of the CFO Roundtable, Bank Administration Institute. Mr. Moffett also is a director of eBay Inc.

•	Nicolas P. Retsinas initially joined the Board in 2007. Since 1998, Mr. Retsinas has been Director of Harvard University’s Joint Center for Housing Studies, where Ms. Alexander is an Executive Fellow. He also is a lecturer in Housing Studies at the Graduate School of Design and the Kennedy School of Government, and is a lecturer in Real Estate at the Harvard Business School. Prior to his Harvard appointment, Mr. Retsinas served as Assistant Secretary for Housing – Federal Housing Commissioner at the United States Department of Housing and Urban Development from 1993 to 1998 and as Director of the Office of Thrift Supervision from 1996 to 1997. He served on the Board of the Federal Deposit Insurance Corporation from 1996 to 1997, the Federal Housing Finance Board from 1993 to 1998 and the Neighborhood Reinvestment Corporation from 1993 to 1998. Mr. Retsinas serves on the Board of Trustees for the National Housing Endowment and for Enterprise Community Partners and on the Board of Directors of the Center for Responsible Lending.

•	Eugene B. Shanks, Jr. is a Trustee of Vanderbilt University, and also serves as a director of NewPower Holdings, Inc. and The Posse Foundation. From November 2007 until August 2008, Mr. Shanks was the acting Chief Executive Officer of Trinsum Group, Incorporated, a strategic consulting and asset management company. From 1997 until its sale in 2002, Mr. Shanks was President and Chief Executive Officer of NetRisk, Inc., a risk management software and advisory services company he founded. From 1973 to 1978 and from 1980 to 1995, Mr. Shanks held a variety of positions with Bankers Trust Company of New York, including head of Global Markets from 1986 to 1992 and President and Director from 1992 to 1995.

•	Anthony A. Williams has been the Chief Executive Officer of Primum Public Realty Trust since January 2007. Primum, an indirect wholly owned subsidiary of Friedman, Billings, Ramsey Group, Inc., provides financial solutions for government and not-for-profit organizations. Mr. Williams served as the Mayor of Washington, D.C. from 1999 to January 2007, and as its Chief Financial Officer from 1995 to 1998. In 2005, Mr. Williams also served as Vice Chair of the Metropolitan Washington Council of Governments, and in 2004, Mr. Williams also served as President of the National League of Cities. From 1993 to 1995, Mr. Williams was the first Chief Financial Officer for the U.S. Department of Agriculture. From 1991 to 1993, Mr. Williams was the Deputy State Comptroller of Connecticut. From 1989 to 1991, Mr. Williams was the Executive Director of the Community Development Agency of St. Louis, Missouri. From 1988 to 1989, Mr. Williams was an Assistant Director with the Boston Redevelopment Authority where he led the Department of Neighborhood Housing and Development, one of the Authority’s four primary divisions. Mr. Williams also is a director of Meruelo Maddux Properties, Inc.
With the exception of Messrs. Moffett and Williams, all of the members of the Board are independent within the meaning of both Section 303A.02 of the New York Stock Exchange Listed Company Manual and the independence criteria set forth in Section 5 of Freddie Mac’s Corporate Governance Guidelines (the “Guidelines”). Mr. Moffett is not independent because of his current employment with Freddie Mac. Mr. Williams is not independent because of payments made by Freddie Mac in 2005 and 2006 to an affiliate of Friedman, Billings, Ramsey Group, Inc. This affiliate provided brokerage services to Freddie Mac in connection with transactions in agency securities during 2005 and 2006, and the payments were related to such services. As described above, Mr. Williams has been employed by an indirect wholly owned subsidiary of Friedman, Billings, Ramsey Group, Inc. since January 2007.
Background
Upon its appointment as Conservator on September 6, 2008, FHFA immediately succeeded to all rights, titles, powers and privileges of Freddie Mac, and of any stockholder, officer or director of Freddie Mac with respect to Freddie Mac and its assets. Accordingly, as of such date, the Board and its committees ceased to have any authority to act. As disclosed in Freddie Mac’s Form 10-Q for the quarter ended September 30, 2008, after its appointment the Conservator indicated its intention to appoint a Board of Directors to which it would delegate specified roles and responsibilities. In connection with the appointment of the new directors, FHFA, as Conservator, has delegated certain roles and responsibilities to the reconstituted Board, as discussed below.
Board Composition
The Conservator has determined that the Board will have a non-executive Chairman, and will consist of a minimum of nine and not more than 13 directors, with the Chief Executive Officer as the only corporate officer serving as a member. With the appointments by the Conservator on December 18, the Board currently consists of 11 directors. Subsequent vacancies may be filled by the Board, subject to review by the Conservator.

Authority of the Board and New Board Committees
The directors will serve on behalf of, and will exercise authority as directed by, the Conservator. The Conservator has instructed the Board that it should consult with and obtain the approval of the Conservator before taking action in the following areas:
•	Actions involving capital stock, dividends, the Senior Preferred Stock Purchase Agreement between the company and the U.S. Department of the Treasury, increases in risk limits, material changes in accounting policy, and reasonably foreseeable material increases in operational risk;

•	Creation of any subsidiary or affiliate or any substantial transaction between Freddie Mac and any of its subsidiaries or affiliates, except for transactions undertaken in the ordinary course (e.g., the creation of a trust, real estate mortgage investment conduit (REMIC), real estate investment trust (REIT) or similar vehicle);

•	Matters that relate to conservatorship, such as, but not limited to, the initiation and material actions in connection with significant litigation addressing the actions or authority of the Conservator, repudiation of contracts, qualified financial contracts in dispute due to conservatorship status, and counterparties attempting to nullify or amend contracts due to conservatorship status;

•	Actions involving hiring, compensation and termination benefits of directors and officers at the executive vice president level and above. Regardless of title, this includes executive positions with the functions of Chief Operating Officer, Chief Financial Officer, General Counsel, Chief Business Officer, Chief Investment Officer, Treasurer, Chief Compliance Officer, Chief Risk Officer and Chief/General/Internal Auditor;

•	Actions involving the retention and termination of external auditors, and law firms serving as consultants to the Board;

•	Settlements in excess of $50 million of litigation, claims, regulatory proceedings or tax-related matters;

•	Any merger with or purchase or acquisition of a business involving consideration in excess of $50 million; and

•	Actions that in the reasonable business judgment of the Board at the time that the action is taken is likely to cause significant reputation risk.
The Board will have four standing committees: Audit; Business and Risk; Compensation; and Nominating and Governance. The committee members are as follows:

Audit Committee	Business and Risk Committee
Lynch (chair)	Alexander (chair)
Bammann	Hirsch
Byrd	Retsinas
Glauber	Shanks
Williams

Compensation Committee	Nominating and Governance Committee
Shanks (chair)	Glauber (chair)
Alexander	Byrd
Bammann	Hirsch
Lynch	Retsinas
The duties of other standing Board committees in existence on September 6, 2008 will be merged into one of these four committees as the directors deem appropriate in consultation with the Conservator, and their charters will be revised in consultation with the Conservator to reflect the merged duties and any additional changes as may be necessary or appropriate.

Transactions with Institutions Related to the New Directors
In the ordinary course of business, we were a party since January 1, 2007, and expect to continue to be a party during the remainder of 2008, to certain business transactions with institutions affiliated with certain of the new directors. Management believes that the terms and conditions of the transactions were no more and no less favorable to us than the terms of similar transactions with unaffiliated institutions to which we are, or expect to be, a party.
As discussed above, Mr. Lynch retired from KPMG LLP as an audit partner in May 2007. Since January 1, 2007, KPMG has provided consulting services to Freddie Mac, involving payments from Freddie Mac of approximately $64.6 million.
Director Compensation
FHFA has approved compensation for the Board members, as set forth below. The compensation was effective for Mr. Koskinen as of September 16, 2008, the date of his appointment as non-executive Chairman, and was effective for the other non-executive directors as of December 18, 2008. All such compensation will be in cash. Mr. Moffett, as an executive employee of the company, will not receive any additional compensation for his service as a member of the Board.

Board Service

Annual Retainer for Non-Executive Chairman	$290,000
Annual Retainer for Other Non-Executive Directors	$160,000

Committee Service

Annual Retainer for Audit Committee Chair	$25,000
Annual Retainer for Business and Risk Committee Chair	$15,000
Annual Retainer for Committee Chair (other than Audit and Business and Risk)	$10,000
Annual Retainer for Audit Committee Member	$10,000
Indemnification Agreements
Freddie Mac is entering into an indemnification agreement with each of the directors (each, an “indemnitee”). The indemnification agreements will be effective as of the date of the respective director’s appointment to the Board, except that the indemnification agreements of Ms. Alexander and Messrs. Glauber, Moffett and Retsinas will be effective as of September 6, 2008. A copy of the form of indemnification agreement is attached as Exhibit 10.2 to this report and is incorporated herein by reference. The principal terms of the indemnification agreement are as follows:
The indemnification agreement provides that Freddie Mac will indemnify the indemnitee to the fullest extent permitted by Freddie Mac’s Bylaws and Virginia law. This obligation includes, subject to certain terms and conditions, indemnification against all liabilities and expenses (including attorneys’ fees) actually and reasonably incurred by the indemnitee in connection with any threatened or pending action, suit or proceeding, except such liabilities and expenses as are incurred because of the indemnitee’s willful misconduct or knowing violation of the criminal law. The indemnification agreement provides that Freddie Mac will advance, if requested by the indemnitee, such expenses, subject to repayment by the indemnitee of any funds advanced if it is ultimately determined that the indemnitee is not entitled to indemnification. The rights to indemnification under the indemnification agreement are not exclusive of any other right the indemnitee may have under any statute, agreement or otherwise. Freddie Mac’s obligations under the indemnification agreement will continue after the indemnitee is no longer a director or officer of the company with respect to any possible claims based on the fact that the indemnitee was a director or officer, and the indemnification agreement will remain in effect in the event the conservatorship is terminated. The indemnification agreement also provides that indemnification for actions instituted by FHFA will be governed by the standards set forth in FHFA’s Notice of Proposed Rulemaking published in the Federal Register on November 14, 2008, proposing an amendment to FHFA’s interim final Golden Parachute Payments regulation to address prohibited and permissible indemnification payments.

Item 8.01.   Other Events
As previously disclosed, on December 9, 2003, Freddie Mac entered into a consent order and settlement with the Office of Federal Housing Enterprise Oversight, the predecessor to FHFA, under which Freddie Mac agreed to undertake certain remedial actions related to governance, corporate culture, internal controls, accounting practices, disclosure and oversight. On November 21, 2008, FHFA terminated the consent order upon FHFA’s determination that Freddie Mac has met the requirements of the consent order.
Item 9.01.   Financial Statements and Exhibits

  (d)  Exhibits.

The following exhibits are being filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Board Compensation Schedule

10.2	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ David M. Moffett

David M. Moffett
Chief Executive Officer

Date: December 23, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Board Compensation Schedule

10.2	Form of Indemnification Agreement